            As filed with the Securities and Exchange Commission on  May 3, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------
                            CHORDIANT SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                                         93-1051328
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                         -----------------------------

                     20400 Stevens Creek Blvd., Suite #400
                              Cupertino, CA  95014
                    (Address of principal executive offices)

                         -----------------------------

                           1999 Equity Incentive Plan
              Prime Response 1998 Stock Option/Stock Issuance Plan

                         -----------------------------
                              Samuel T. Spadafora
                            Chordiant Software, Inc.
                            Chief Executive Officer
                           and Chairman of the Board
                     20400 Stevens Creek Blvd., Suite #400
                              Cupertino, CA  95014
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                             Nancy H. Wojtas, Esq.
                               Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA  94036
                                 (650) 843-5000

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of Securities         Amount to be Registered    Proposed Maximum       Proposed Maximum            Amount of
     to be Registered                                           Offering              Aggregate           Registration Fee 1
                                                             Price per Share       Offering Price (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value           3,133,871 shares              $11.308               $16,973,213               $ 4,243.30
   $.001 per share
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) for shares subject to outstanding options granted under the Prime Response 1998 Stock Option/Stock Issuance Plan (pursuant to Rule 457(h), the weighted average exercise price for such outstanding options, or (b) for shares available for future grant under the Company's 1999 Equity Incentive Plan, the average of the high and low prices of the Company's Common Stock on April 27, 2001 as reported on the Nasdaq National Market (pursuant to Rule 457
      (c) under the Act).

      This Registration Statement shall cover any additional shares of Common Stock that become issuable under the Prime Response 1998 Stock Option/Stock Issuance Plan or the Company's 1999 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

      Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective. The following chart illustrates the calculation of the registration fee:


Securities                         Number of Securities        Offering Price Per Share            Aggregate Offering Price

Common Stock issuable                   933,871 (2)               $ 11.308 (3)                       $10,560,213
pursuant to outstanding options
under the Prime Response
1998 Stock Option/Stock
Issuance Plan

Common Stock available for            2,200,000                   $  2.915                           $ 6,413,000
grant under the 1999 Equity
Incentive Plan

Total                                 3,133,871                                                      $16,973,213

Registration Fees                                                                                    $ 4,243.30

1 Registration Fee is calculated pursuant to Rule 457(h) under the Securities
  Act of 1933, as amended.
2 Number of shares of Common Stock of Chordiant Software, Inc. subject to options outstanding under the Prime Response 1998 Stock Option/Stock Issuance Plan.
3 Weighted average exercise price of the offering price per share.

             ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by Chordiant Software, Inc., a Delaware corporation, (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

      (a) The Company's Registration Statement on Form S-8 (No. 333-34502), filed with the SEC on April 11, 2000, as amended through the date here, is hereby incorporate by reference herein

      (b) The Company's latest annual report on Form 10-K filed for fiscal year ended December 31, 2000, filed with the SEC on March 27, 2001, is hereby incorporated by reference herein.

      (c) The Company's current report on Form 8-K dated April 10, 2001 is hereby incorporated by reference herein;

      (d) The description of the Company's Common Stock that is contained in the Registration Statement on Form 8-A12G (No. 000-29357), filed on February 7, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                       ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

                  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Not applicable.

      Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Registrant's Amended and Restated Certificate of Incorporation and By-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

      The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

      At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

      The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

                                    EXHIBITS

Exhibit
Number
  4.1       Amended and Restated Certificate of Incorporation of Registrant
            (filed as Exhibit 3.3 to Chordiant's Registration Statement on
            Form S-1 (No. 333-92187) filed on December 6, 1999 and incorporated herein by reference).

  4.2       Certificate of Amendment of the Amended and Restated Certificate of
            Incorporation of Chordiant Software, Inc. (filed as Exhibit 3.4 with
            Amendment No. 2 to Chordiant's Registration Statement on Form S-1
            (No. 333-92187) filed on February 7, 2000 and incorporated herein by reference).

  4.2       Amended and Restated Bylaws of Registrant (filed as Exhibit 3.2 to
            Chordiant's Registration Statement on Form S-1 (No. 333-92187) filed on December 6, 1999 and incorporated herein by reference).

  4.3       Specimen Stock Certificate (filed as Exhibit 4.2 with Amendment No.
            2 to Chordiant's Registration Statement on Form S-1 (No. 333-92187) filed on February 7, 2000 and incorporated herein by reference).

  4.4       Amended and Restated Registration Rights Agreement, dated as of
            September 28, 1999 (filed as Exhibit 4.3 to Chordiant's
            Registration Statement on Form S-1 (No. 333-92187) filed on December
            6, 1999 and incorporated herein by reference).

  4.5 Subordinated Registration Rights Agreement, dated July 19, 2000, by and among Chordiant Software, Inc. and the Sellers of capital stock of White Spider Software, Inc. (filed as Exhibit 4.3 to
            Chordiant's Registration Statement on Form S-4 (No. 333-54856) filed on February 2, 2001 and incorporated herein by reference).

  5.1       Opinion of Cooley Godward LLP

 23.1       Consent of PriceWaterhouseCoopers

 23.2       Consent of Cooley Godward LLP. Reference is made to the Opinion of
            Cooley Godward LLP.

 24.1       Power of Attorney. Reference is made to the Signature Page.

 99.1       Chordiant Software, Inc. 1999 Equity Incentive Plan (filed as
            Exhibit 10.2 with Chordiant's Registration Statement on Form S-1
            (No. 333-92187) filed on December 6, 1999 and incorporated herein by reference).

 99.2       Prime Response 1998 Stock Option/Stock Issuance Plan, as amended


                                  UNDERTAKINGS

1.    The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference herein.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
      Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on May 3, 2001.


                                        Chordiant Software, Inc.


                                        By: /s/ Samuel T. Spadafora
                                           -------------------------------------
                                            Samuel T. Spadafora
                                            Chief Executive Officer and Chairman


                               POWER OF ATTORNEY

      Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Samuel T. Spadafora and Steve G. Vogel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                                   Date
 /s/ Samuel T. Spadafora
-----------------------------------      Chief Executive Officer and                  May 3, 2001
     Samuel T. Spadafora                 Chairman of the Board

 /s/ Steve G. Vogel
-----------------------------------      Senior Vice President of Finance,            May 3, 2001
     Steve G. Vogel                      Chief Financial Officer, Chief
                                         Accounting Officer and
                                         Secretary (Principal Financial
                                         Officer and Principal Accounting
                                         Officer)

 /s/ Stephen Kelly
-----------------------------------      President, Chief Operating                   May 3, 2001
     Stephen Kelly                       Officer and Director

 /s/ Joseph F. Tumminaro
-----------------------------------      Chief Strategy Officer and                   May 3, 2001
     Joseph F. Tumminaro                 Director

-----------------------------------      Director
     Kathryn C. Gould


/s/  William E. Ford
-----------------------------------      Director                                     May 3, 2001
     William E. Ford


/s/  Robert S. Mckinney
-----------------------------------      Director                                     May 3, 2001
     Robert S. McKinney


-----------------------------------      Director
     David R. Springett


/s/  Carol L. Realini
-----------------------------------      Director                                     May 3, 2001
     Carol L. Realini


/s/  William Raduchel
-----------------------------------      Director                                     May 3, 2001
     William Raduchel


/s/  Mitchell Kertzman
-----------------------------------      Director                                     May 3, 2001
     Mitchell Kertzman


-----------------------------------      Director
     Oliver D. Curme

                                 EXHIBIT INDEX

Exhibit
Number
  4.1       Amended and Restated Certificate of Incorporation of Registrant
            (filed as Exhibit 3.3 to Chordiant's Registration Statement on
            Form S-1 (No. 333-92187) filed on December 6, 1999 and incorporated herein by reference).

  4.2       Certificate of Amendment of the Amended and Restated Certificate of
            Incorporation of Chordiant Software, Inc. (filed as Exhibit 3.4 with
            Amendment No. 2 to Chordiant's Registration Statement on Form S-1
            (No. 333-92187) filed on February 7, 2000 and incorporated herein by reference).

  4.2       Amended and Restated Bylaws of Registrant (filed as Exhibit 3.2 to
            Chordiant's Registration Statement on Form S-1 (No. 333-92187) filed on December 6, 1999 and incorporated herein by reference).

  4.3       Specimen Stock Certificate (filed as Exhibit 4.2 with Amendment No.
            2 to Chordiant's Registration Statement on Form S-1 (No. 333-92187) filed on February 7, 2000 and incorporated herein by reference).

  4.4       Amended and Restated Registration Rights Agreement, dated as of
            September 28, 1999 (filed as Exhibit 4.3 to Chordiant's
            Registration Statement on Form S-1 (No. 333-92187) filed on December
            6, 1999 and incorporated herein by reference).

  4.5 Subordinated Registration Rights Agreement, dated July 19, 2000, by and among Chordiant Software, Inc. and the Sellers of capital stock of White Spider Software, Inc. (filed as Exhibit 4.3 to Chordiant's
            Registration Statement on Form S-4 (No. 333-54856) filed on February
            2, 2001 and incorporated herein by reference).

  5.1       Opinion of Cooley Godward LLP

 23.1       Consent of PriceWaterhouseCoopers

 23.2       Consent of Cooley Godward LLP. Reference is made to the Opinion of
            Cooley Godward LLP.

 24.1       Power of Attorney. Reference is made to the Signature Page.

 99.1       Chordiant Software, Inc. 1999 Equity Incentive Plan and form of
            Stock Option Agreement (filed as Exhibit 10.2 to Chordiant's
            Registration Statement on Form S-1 (No. 333-92187) filed on December
            6, 1999 and incorporated herein by reference).

 99.2       Prime Response 1998 Stock Option/Stock Issuance Plan, as amended